UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 28, 2014 (July 28, 2014)

NEXT GALAXY CORP.
(Formerly, Wiless Controls Inc.)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

3450 St. Denis, Suite 202
Montreal, Quebec, Canada   H2X 3L3
(Address of principal executive offices and Zip Code)

(514) 904-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Next Galaxy Corp. wants to announce that is has entered into an agreement with EON Reality to to create CEEK – a fully immersive and interactive social virtual reality platform that simulates the communal experience of being at a movie, music concert, sports game, museum, business conference or meeting, spectator event or travel destination.

Item 7.01. Regulation FD Disclosure.

On July 28, 2014, Post Holdings, Inc. issued a press release announcing it has entered into an agreement with EON Reality to create CEEK – a fully immersive and interactive social virtual reality platform that simulates the communal experience of being at a movie, music concert, sports game, museum, business conference or meeting, spectator event or travel destination.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press Release - July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of July, 2014.

WILESS CONTROLS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors